Exhibit 10.1

*The following document contains an unofficial translation and such translation has been provided for convenience only*

厂房及研发实验楼项目建设合作协议书

Factory and R&D Laboratory Buildings Construction Project
Cooperation Agreement

本合作协议书（“本协议”）由以下双方于_2011_年_6_月_1_日在中国哈尔滨市签署：

The Cooperation Agreement (this “Agreement”) is made and entered into by and between the Parties below as of the 1st day of June, 2011, in Harbin, China.

甲方：哈尔滨鑫达高分子材料有限责任公司

Party A: Harbin Xinda Macromolecule Material Co., Ltd.

地址：

Address:

乙方：哈尔滨晟通工程塑料有限责任公司

Party B: Harbin Shengtong Engineering Plastics Co., Ltd.

地址：

Address

鉴于：

Whereas:

甲方与乙方在哈尔滨政府的协调下于2011年5月9日签订了《土地及在建工程购买协议》（详见附件一），约定乙方198,913.7平方米土地的土地使用权及土地上的在建工程项目全部转让给甲方；

Under the coordination of Harbin government, Party A and Party B signed the “Land and Current Construction Project Purchase Agreement” (See Attachment I) on May 9, 2011 regarding the transfer, by Party B to Party A, of the land use right to a piece of land of 198,913.7 square meters and the project currently under construction on that piece of land;

为了保证甲方项目早日建成投产，省去因土地使用权及土地上的在建工程项目转让相关的报建手续的办理时间，避免重复交纳前期报建费用，缩短项目建设期，甲乙双方经友好协商决定，甲方委托乙方以乙方名义，按照甲方的项目建设计划及预算，沿用乙方已经报批的建设手续，利用乙方完善的施工建设管理队伍、建设队伍和监理单位按照按甲方的设计要求，在原在建工程基础上，进行新厂房及研发实验楼等项目的建设。

In order to ensure the timely completion of Party A's project for production use, reduce the time of filing procedures required for land use right transfer and construction project transfer, avoid paying duplicate pre-construction charges and shorten the construction time, Party A and Party B, after friendly consultation, agree that Party A will entrust Party B with the construction of the new factory buildings and the R&D building by using Party B's sound management team, construction team and supervision organization to continue the construction project on the basis of the original project in accordance with Party A's construction project plan, design requirements and budget in adherence to the construction procedures which have already been filed by Party B.

项目建设资金由甲方协助乙方筹措。建筑工程质量、建设工期等相关责任由乙方承担。待全部项目建设完工，经甲方对建设项目进行整体验收后，由乙方负责统一把土地使用权及房屋所有权过户给甲方。甲方支付乙方建设管理费用1000万元。

Party A shall assist Party B with securing the financing of the construction fund. Party B shall be responsible for the quality of the project and progress of the construction.  After the completion of the construction project, and after Party A completes comprehensive project inspection for acceptance, Party B shall transfer the land use right and the ownership of the buildings to Party A. Party A shall pay to Party B a construction management fee of RMB 10 million.

甲乙双方特此签订本协议，以规范双方之间的权利义务。

Therefore, Party A and Party B have entered into this agreement, in order to set forth the rights and obligations of Party A and Party B.

 I. 项目建设标的：

Object of the Construction Project

项目总占地面积为198913.7平方米，项目总建筑面积为104180平方米，其中主要包括5栋生产厂房，1栋研发试验楼，及其他附属工程。

The total land area of the project is 198913.7 square meters and the total construction area of the project is 104180 square meters, including 5 factory buildings, an R&D office building and other supporting facilities.

该协议总价款约为4.35亿元人民币，其中包括，土地使用权转让款7584.58万元，项目继续建设工程总价款约3.5亿元（包含项目建设前期手续费706.21万；《土地及在建工程购买协议》签署之日已投入的在建工程价款1915.20万元（详见附件二）；银行贷款利息约1600万元。）；建设管理费1000万元。

The total price amount contemplated in this Agreement is approximately RMB 435 million, which includes the consideration of RMB 75.8458 million for the transfer of the land use right, the cost of approximately RMB 350 million for the continuation of the construction project (including a management fee of RMB 7.0621 million for the initial phase of the construction project; the  construction cost of RMB 19.152 million which has already been injected as of the date of execution of the "Land and Current Construction Project Purchase Agreement" (see Attachment II for details); interest of approximately RMB 16 million on the bank loan) , and a construction management fee of RMB 10 million.

 II. 项目建设计划：

Plan of the Construction Project

（1）乙方将于2011年10月30日前完成项目主体工程，包括1栋研发试验楼、5栋厂房的建设 。

Party B shall complete the construction of the major buildings of the project before October 30, 2011, which includes an integrated R&D office building and 5 factory buildings .

（2）乙方将于2011年12月30日前完成项目其它工程，包括道路、管网等附属工程建设，实现整体项目完工 （详见附件三）。

Party B shall complete the remaining part of the construction project before December 30, 2011, which includes the construction of roads, pipe networks and other facilities (See details in Attachment III).

III. 项目资金筹措：

Securing of the Construction Funds

(1）甲方同意协助乙方，以乙方为贷款主体，向银行申请贷款进行项目融资3.5亿元即：叁亿伍仟万元整，解决项目建设资金。

Party A agrees to assist Party B in its application, with Party B as the borrower, for a bank loan of RMB 350 million (namely, three hundred and fifty million yuan) to finance the construction project.

(2）甲方同意协调政府担保公司为乙方提供银行贷款担保。

Party A agrees to act as a coordinator to help party B obtain a bank loan guarantee from a government bonding company.

(3）按政府担保公司的要求，甲方同意将在建工程和土地使用权以乙方名义为政府担保公司提供反担保。

As the request of the government bonding company, Party A agrees to use the project under construction and the land use right to provide counter guarantee to the government bonding company under the name of Party B.

(4）甲方同意承担项目建设期乙方银行贷款3.5亿元（即：叁亿伍仟万元整）所发生的银行贷款利息。

Party A agrees to assume the interest on Party B's bank loan of RMB 350 million during the construction period.

(5）乙方同意项目建设资金在甲方的监督下使用。

Party B agrees to use the construction funds under the supervision of Party A.

(6）在甲方对项目建设不做大的设计变更的前提下，超出项目预算的资金，甲方不再追加任何资金，应由乙方自行承担，并不得因此耽误本协议约定的工程进度。

On the condition that Party A will not make any major design changes to the construction project, Party A will not inject more funds for any amount in excess of the budget of the project; Party B shall be responsible for such excess amount and shall not delay, for this reason, the progress schedule of the project specified in this agreement.

 IV. 项目资金拨付：

The Project Funds Appropriation

（1）	甲方应按照《土地及在建工程购买协议》的约定向乙方支付土地使用权转让款。

Party A must pay to Party B the consideration for the transfer of the land use right in accordance with the “Land and Current Construction Project Purchase Agreement”.

（2）	甲方于本协议签订后的二十五个工作日内，按实际发生的项目建设前期手续费（详见附件四）支付给乙方706.21万元即：柒佰零陆万贰仟壹佰元整，续建期间再发生的报建费用按实际发生支付乙方，工程竣工后甲乙双方按实际发生的相关凭证进行决算。

Within 25 business days upon the execution of this agreement, Party A shall pay to Party B the management fee of RMB 7.0621 million already incurred for the initial phase of the construction (see Attachment V). Party A should pay to Party B the construction expenses reported on the actual basis for the continuation of the construction project, and, upon the completion of the project, the two parties will have a final settlement based on actual documents of evidence.

（3）	乙方审核工程进度及应付施工单位工程进度款金额，经甲方批准后，由乙方支付给施工单位，此付款凭证，作为甲乙双方进行工程总造价最终核算的依据；

Party B shall review the progress of the construction and the accounts payable to the construction unit, and, upon Party A's approval, will make payment to the construction unit. The documents of payment will be used as the basis for both parties to have the final account settlement for the total cost of the construction project.

（4）	2011年10月30日前，项目主体工程经甲方初步验收，满足甲方使用要求后，甲方按主体工程总价款的90%向乙方支付工程款。

Before October 30, 2011, after Party A conducts a preliminary inspection for acceptance on the major buildings of the project and is satisfied that such buildings meet Party A's requirements, Party A shall pay to Party B 90% of the total construction cost for the major buildings.

（5）	乙方代甲方建设的主体工程施工完成，经甲方初验合格并使用后，甲方结清乙方《土地及在建工程购买协议》中约定的在建工程款项人民币1915.20万元即：壹仟玖佰壹拾伍万贰仟元整。

After Party B completes the construction of the major buildings of the project for Party A and after Party A accepts, upon inspection, such buildings and puts them into use, Party A will settle the payment of RMB 19,152,000 for the cost of the project under construction specified in the “Land and On-site Construction Purchase Agreement”.

（6）	2011年12月30日前，项目其它工程经甲方初步验收，满足甲方使用要求后，甲方按其它工程总价款的90%向乙方支付工程款。

Before December 30, 2011, after Party A conducts a preliminary inspection for acceptance on the other facilities and is satisfied that such facilities meet Party A's requirements, Party A shall pay to Party B 90% of the construction cost of such other facilities.

（7）	2012年6月30日以前，乙方将土地使用权以及全部完工工程（建筑物）所有权更名至甲方名下15个工作日内（更名过程中产生的税费，全部由甲方承担），甲方向乙方支付项目主体工程和项目其它工程剩余的10%项目建设款，同时甲方一次性支付乙方建设管理费1000万元即：壹仟万元整；

Before 30th June 2012, within 15 business days upon the transfer to Party A of the land use right and the ownership of all the completed projects (buildings) (Party A will be responsible for all the taxes in connection with the transfer of ownership）, Party A should pay to Party B the remaining 10% of the construction cost of the major buildings, the remaining 10% of the construction cost of the buildings and other facilities and, at the same time, a one-time construction management fee of RMB 10 million.

（8）	甲方自支付每笔工程款之日起不再承担该部分已支付款项的银行贷款利息。

After the payments of each amount of the construction costs, Party A will shall not be responsible for the interest on that portion of the bank loan corresponding to the construction costs for which Party A has already paid.

 V. 项目验收：

Project Inspection and Acceptance

（1）	双方约定，验收依据为甲方向乙方提供的建设施工图纸，甲方建设内容（见附件五）、项目建设计划（见附件三）, 项目建设预算（见附件六），验收标准（见附件七），同时工程质量应达到国家质量评定合格标准要求。

Both parties agree that inspection and acceptance will be based on the construction drawings, Party A’s Construction Contents (see Attachment V), construction project plan (see Attachment III）, construction project budget (see Attachment VI) and acceptance standards (see Attachment VII) provided by Party A to Party B.  In addition, the quality of the construction must also meet the requirements of the State quality assessment standards.

（2）	乙方应于2011年10月30日前完成项目主体工程交付，甲方按施工图纸进行初步验收，确保达到甲方生产设备安装使用需求。

Party B must complete the hand-over of the major buildings to Party A before October 30, 2011. Party A will conduct a preliminary inspection based on the construction drawings to ensure that such buildings meet the requirements of the installation and deployment of Party A's production equipment.

（3）	乙方应于2011年12月30前完成项目其它工程并完成建设项目整体交付，甲方按施工图纸进行初步验收，确保达到甲方生产设备安装使用需求。

Party B must complete the hand-over of the major buildings to Party A before December 30, 2011. Party A will conduct a preliminary inspection based on the construction drawings to ensure that such buildings meet the requirements of the installation and deployment of Party A's production equipment.

（4）	如果项目建设未通过甲方验收，甲方有权但无义务要求乙方按照甲方提出的修改意见和期限对工程进行修整。

If the construction project fails to pass Party A’s acceptance inspection, Party A shall have the rights but not the obligation to demand Party B to conduct remedial work based on the improvement recommendations and within the time frame made and specified by Party A.

（5）	如果由于乙方进行修整而导致交付工期滞后，乙方应按建设项目总价款的日千分之三向甲方支付延期交付违约金，相关款项可以从甲方向乙方支付的项目尾款中扣除。

If the delivery of the construction project is delayed due to Party B’s remedial work, Party B  shall pay to Party A the late penalty in the amount equal to a daily rate of 0.3% of the total construction cost for the remedial work period; such amount may be deducted from the balance of the payment  Party A will make to Party B.

（6）	如果经修整后的工程仍然无法通过甲方验收，乙方应立即返还甲方已经支付的所有款项，同时乙方应赔偿甲方已支付款项总额15%的金额作为违约赔偿金并承担本协议下其他违约责任。

If the construction project still fails to pass Party A's inspection after such remedial work, Party B must immediately return all the amount which Party A has already paid to Party B for the construction project and, in addition, pay default damages in the amount equal to 15% of the total amount which Party A has already paid to Party B and assume liabilities hereunder for the breach.

（7）	项目建设整体完工后，乙方负责协同甲方与建设规划部门、消防部门、质量监督检查站、环保部门等按国家相关建筑验收标准对项目进行整体验收。

After the completion of the whole construction project, Party B shall be responsible for coordinating Party A and the relevant government organizations such as construction planning department, fire department, quality monitoring and inspection department and the environmental protection bureau for the comprehensive inspection of the whole construction project  in accordance with the state building inspection and acceptance standards.

 VI. 项目移交：

   Project Transfer

（1）2011年10月30日前，甲方按施工图纸对项目主体工程进行初步验收，达到甲方生产设备安装使用需求后，乙方将项目主体工程交付给甲方.

Before October 30, 2011, after Party A will conduct a preliminary acceptance inspection of the major buildings of the project based on the construction drawings; after Party A is satisfied that such buildings meet the requirements for installation and deployment of Party A’s production equipment, Party B shall transfer the major portion of the construction project to Party A.

（2）2011年12月30前，甲方按施工图纸对项目其它工程，进行初步验收，达到甲方生产设备安装使用需求后，乙方将项目其它工程交付给甲方.

Before December 30, 2011, after Party A will conduct a preliminary acceptance inspection of the other facilities of the project based on the construction drawings; after Party A is satisfied that such facilities meet the requirements for installation and deployment of Party A’s production equipment, Party B shall transfer the other facilities to Party A.

（3）2012年6月30日以前，由乙方解除政府担保公司的担保及土地反抵押后，将土地使用权以及全部完工工程（建筑物）所有权更名至甲方名下。

Before June 30, 2012, after dissolving the guarantee with the government bonding company and the counter guarantee backed by the land, Party B will transfer the land use right and the whole completed construction project (buildings) to Party A.

 VII. 陈述与保证：

Representations and Warranties

（一）	双方陈述与保证

(1) Parties Representations and Warranties from Both Parties

 双方均有权签署本协议并履行本协议项下各自的义务。

Both parties have the power and authority to execute this Agreement and to perform their respective obligations specified herein.

 双方均采取了合理和必要的行为促使本协议的签署及其条款的履行，并获得了促使本协议有效签署及其条款履行的全部许可、批准和授权。

Both parties have taken reasonable and necessary actions to cause the execution of this Agreement and the performance of the provisions herein, and have obtained all permits, licenses, consents, approvals and authorizations necessary for the execution and performance of this Agreement.

（二）	乙方特别陈述与保证

(2) Party B’s Special Representations and Warranties
 乙方对其本协议项下的土地使用权以及在建工程，拥有完整、可交易的所有权并且该土地使用权之上未设立任何他物权。

Party B has the complete and tradable land use right and ownership of the project currently under construction and has established no encumbrance on the land use right.

 乙方具备一切在建工程建设所必需的相关政府部门出具的全部批文、许可、资质以及证照。

Party B has obtained all approvals, permits, qualification and certification issued by the relevant local authorities necessary for the construction project.

 不存在任何针对土地使用权以及其上的在建工程的未决的或潜在的，根据乙方最大程度的了解，可能影响乙方签订或履行本协议能力的诉讼、仲裁、法律或行政或其他程序、政府调查。

To the best of Party B’s knowledge, there are no pending and potential litigation, arbitration, other legal or administrative proceedings or government investigation involving the land use right and the project under construction that could may affect Party B’s execution and performance of the Agreement.

 无论是本协议的签署或是对本合同项下乙方义务的履行均不应与乙方的营业执照或公司章程中的任何条款，或任何法律、规章、法规，任何政府机关、部门的授权或批准，或该公司作为一方或其应遵守的任何合同或协议相冲突，或导致其违约或构成不履行。

 Neither the execution of this Agreement nor the performance of the obligations herein will conflict with Party B’s business permit or company charter, or with any laws, statutes and regulations, or with any authorization and approval from any government organizations, or with any other contract or agreement to which Party B is a party or by which Party B is bound.  Nor such execution and performance will cause any breach or constitute any act of non-performance.

 VIII. 乙方责任及承诺：

Party B’s responsibility and promise

 乙方承诺，在本协议签署之前造成的直接或间接与乙方转让之土地使用权以及在建工程有关的任何争议、权利主张或处罚，应全部由乙方承担义务并负责赔偿。上述争议、权利主张或处罚的影响若于本协议签署之后发生，乙方仍应持续承担其义务并赔偿甲方因此造成的全部损失。

Party B promises to be fully responsible for any and all disputes, rights assertions and sanctions arising from, or in connection with, directly or indirectly, the land use right and the project under construction prior to the execution of this Agreement and for compensating Party A for any resulting losses.  Should the effect of such for disputes, rights assertions and sanctions is suffered after the execution of this Agreement, Party B shall still bear full responsibility and compensate Party A for all resulting losses.

 在满足本协议项下相关约定的情况下，乙方应保证土地使用权及完工工程所有权变更至甲方名下。

On the condition that the relevant provisions hereunder are satisfied, Party B must ensure the transfer of the land use right and the ownership of the completed construction project to Party A.

 乙方全面负责在建工程项目的建筑工程质量、建设工期、造价、安全、环境保护等工作。由此引起的任何责任，乙方应当负责赔偿因此给甲方造成的所有损失。

Party B is fully responsible for the engineering quality, progress, cost, safety and environmental protection issues of the construction.  And Party B shall liable for all consequence arising from such issues and be responsible for compensating Party A for all resulting losses.

 工程竣工未移交甲方之前，乙方负责对工程现场的一切设施和工程成品进行管理及保护。

Before the transfer to Party A of the construction project after its completion, Party B shall be responsible for the management and security of all the facilities and buildings on the construction site.

 在建工程竣工后，乙方提出竣工验收报告，分别向规划、环保、消防等部门申请验收，验收通过以后向工程所在地建设行政主管部门备案。

After the completion of the construction project, Party B will submit project completion inspection report, applies to the planning, environmental protection and fire departments respectively for acceptance and, after acceptance inspection, file with the competent construction administration authority at the location of the construction project for record.

 在满足本协议规定的条款和条件的前提下，乙方应采取一切必要措施，包括但不限于签署有关向甲方过户所需的一切协议、决议、申请文件等，以及时完成过户手续。

On the premise that all the terms and conditions hereunder are satisfied, Party B shall take all necessary measures, including but not limited to the execution of all agreements, resolutions and application documents necessary for the transfer of ownership to Party A  to ensure the timely progression of the transfer.

 乙方在履行本协议的义务期间，应认真、勤奋地工作，必须按照相关法律、法规及政策规定以及甲方的要求完成其全部职责。

Party B must work seriously and diligently during the course of performing the obligations hereunder and must fulfill all of its responsibilities in accordance with the relevant laws, statutes, regulations and policies and with Party A’s requirements.

 工程建设期间甲方有权随时检查施工质量及施工进度，甲方对工程质量问题有权代表乙方处理协调施工单位，但这也不能免除工程移交甲方后出现建筑质量时乙方的责任。

During the construction period, Party A shall have the right to inspect the quality and progress of the project at any time and shall have the right to give directions to the construction unit on behalf of Party B with regard to construction quality issues; notwithstanding the foregoing, such rights do not absolve Party B of its responsibility for any building structure quality issues that arise after the handover of the completed project.

 IX. 违约责任：

Liability of breach of the contract

双方应严格按照本协议规定的内容履行各自义务。如一方未履行或未及时履行其在本协议项下的义务、和/或其在本协议所作的承诺和保证存在虚假，违约方赔偿因违约给对方造成的一切经济损失（包括但不限于由此产生的调查取证费、公证费、诉讼费和律师费等必要开支）；如各方违约，应根据实际情况各自承担相应的责任。一方违约后，另一方要求违约方继续履行合同时，违约方承担上述违约责任后仍应继续履行合同。

Both parties must strictly fulfill their respective obligations in accordance with the provisions herein. If one party fails to perform, or fails to perform on time, its obligation, or if any of the representations and warranties made by one party herein is false, the party in breach shall compensate the other party for all the resulting economic losses suffered by the other party (including not limited investigation and discovery expenses, certification and notary fees, litigation expenses and attorney fees and other necessary expenses in connection with such breach); if both parties breach this Agreement, each party must assume its respective responsibilities based on the actual situation. After one party has breached this Agreement and, after the other party demands the continuation of the performance of this Agreement, assumes the responsibilities for its breach, this Agreement must continue to be performed.

 X. 不可抗力：

Force Majeure:

 不可抗力指本协议一方或双方无法控制、无法预见或虽然可以预见但无法避免且在本协议签署之日后发生并使任何一方无法全部或部分履行本协议的任何事件。不可抗力包括但不限于罢工、员工骚乱、爆炸、火灾、洪水、地震及其他自然灾害及战争、民众骚乱、故意破坏、政府主权行为和法律变化致使双方无法继续合作，以及其他重大事件或突发事件的发生。

Force Majeure means any unforeseeable event that is beyond the control of one party or of both parties or, even though it is foreseeable, is unpreventable and that, after its occurrence after the date of execution of this Agreement, renders it impossible for any of the two parties to continue the performance, in part or in whole, of this Agreement.  Events of Force Majeure include, without limitation, strikes, employee disturbances and sabotage, explosion, fire, flood, earthquake and other natural disasters and war, civil unrest, vandalism, actions of a sovereign government and changes of the law that make it impossible for the two parties to continue the cooperation, and the occurrence of other major events or emergencies.

 当延误和无法履行义务的原因由于外界不可抗力造成时，履行本协议受阻的一方应以最便捷的方式毫无延误地通知对方，并在发生不可抗力事件之日起5日内向对方出具公证机关的证明文件。受到不可抗力影响的一方应采取所有合理行为使损失减少到最低程度，否则将赔偿对方由此造成的损失。

Upon the occurrence of an event of Force Majeure causing delay to the fulfillment of any obligation or making such fulfillment impossible, the impacted party must inform the other Party without delay in the most expedite manner and provide to the other party documents of evidence issued by certification agencies within 5 days upon the occurrence of such event.  The impacted party must take all reasonable actions to minimize losses and damages; otherwise, it shall be responsible for compensating the other party for such resulting losses and damages.

 各方应根据不可抗力事件对履行本协议的影响，决定是否终止或推迟本协议的履行，或部分或全部免除受阻方在本协议中的义务。

The two parties will determine, based on the impact of Force Majeure on the performance of this Agreement, whether to suspend or delay the performance of this Agreement, or whether to absolve the impacted party completely or partially of its obligation to fulfill its obligations hereunder.

 XI. 争议解决：

Dispute Resolution

本协议执行过程中，双方发生争议的，应友好协商解决。如果在一方向其他方发出要求协商解决的书面通知后30天之内争议仍然得不到解决，任何一方均可将有关争议依法向甲方所在地有管辖权的人民法院提起诉讼。

Any dispute arising from the course of performing this agreement must be settled through consultation between the two parties. If, after 30 days upon issuance of notice for resolution consultation by one party to the other party, such consultation fails  to reach any settlement, either party may institute a proceeding at the local people’s court.

 XII. 保密：

Confidentiality

除法律强制要求披露以外，

Except such discloser as mandated by law,

（1）	双方对本次合作及本协议的具体内容负有保密责任；未经一方事先书面同意，另一方（包括该方员工）不得将双方的合作及本协议的具体内容披露给任何第三方。

Both parties have the obligation to keep confidential this cooperation and the specific contents of this agreement; neither party (including its employees) shall disclose this cooperation and the specific contents of this agreement to any third party without obtaining prior written consent from the other party.

（2）	双方签署的文件以及往来的所有客户信息、文件资料等均属商业秘密，双方均有保密的义务。

The documents executed by, and all client information and documents exchanged between, the two parties are business secrets and both parties shall have the obligation to keep them confidential.

 XIII.  其他：

Miscellaneous:

 本协议的附件构成本协议的一部分，与本协议具有同等效力。尽管有前述约定，如果附件一《土地及在建工程购买协议》中的约定与本协议有冲突的，以本协议约定为准。

All the attachments hereto are the component parts of this Agreement and shall have the same legal effect.  Notwithstanding the foregoing, if there is any conflict between this agreement and the Land and Current Construction Project Purchase Agreement in Attachment 1, this Agreement shall prevail.

 本协议未约定事宜可另行达成书面协议。

Other matters not covered herein may be provided in a separate written agreement between the two parties.

 本协议一式肆份，甲、乙双方各执两份，具有同等法律效力。双方签字、盖章之日起生效。

The agreement contract is in quadruplicates, with Party A and Party B each holding two copies, and all of them have the same legal effect. The agreement will become effective on the day when it is signed and imprinted with seals by both parties.

（以下无正文）

(The following has no text)

有鉴于此，本协议各方各自授权代表已经于卷首所载日期签署了本协议，以昭信守。

In witness whereof, the respective duly authorized representatives of both parties have executed this Agreement on the date first indicated above.

甲方：
Party A:                      /seal/ Harbin Xinda Macromolecule Material Co., Ltd.
姓名：/s/ 韩杰
Name:           /s/ HAN Jie
职务：董事长
Title:           Chairman of the Board

乙方：
Party B:                      /seal/ Harbin Shengtong Engineering Plastics Co., Ltd.
姓名：/s/ 陈希刚
Name:           /s/ CHEN Xigang
职务：总经理
Title:           General Manager

附件一 《土地及在建工程购买协议》

Attachment 1 Land and Current Construction Project Purchase Agreement

附件二：在建工程项目清单

Attachment 2    The List of Current Construction Under Construction

在建工程明细表 The List of the Current Project Under Construction
序号No.	内容描述 Description	核定金额 Approved amount
1	综合办公楼土建 The civil construction of Comprehensive office Building	6,596,240.16
2	厂房基础 Plant foundation	11,996,320.69
3	门卫工程土建 The civil construction of Security Room	178,587.97
4	围墙及其它工程土建 The civil construction of Fence and other project	380,852.80
土建合计 The total amount of civil construction		19,152,001.62

附件三：甲方建设内容

Attachment 3 Party A’s construction context

项目总建筑面积104180平方米，其中主要包括5栋生产厂房，总建筑面积88764㎡；建设研发试验楼1栋，总建筑面积14400㎡。

Gross building area of the project is 104180 square meters including five factory buildings with total building area of 88764 square meters and one R&D lab Building with total building area of 14400 square meters.

主要建筑物及其规模具体如下：

The main construction and scale are as follow:

序号No	建筑物名称Construction name	建筑面积（平方米）building area(m2)	占地面积(平方米) Land Area(m2)	层数Number of building layer	层高Height of building layer	结构形式Structural Form	备注Notes
1	1号生产车间（含仓库） Production Plant 1(including storage)	16536	15600	1	7.5	钢结构Steel structure	宽78m，长200m width 78m，length 200m
2	2号生产车间（含仓库） Production Plant 2(including storage)	16536	15600	1	7.5	钢结构Steel structure	宽78m，长200m width 78m，length 200m
3	3号生产车间（含仓库） Production Plant 3(including storage)	16536	15600	1	7.5	钢结构Steel structure	宽78m，长200m width 78m，length 200m
4	4号生产车间（含仓库） Production Plant 4(including storage)	16536	15600	1	7.5	钢结构Steel structure	宽78m，长200m width 78m，length 200m
5	5号生产车间（含仓库）Production Plant 5(including storage)	22620	20280	1	7.5	钢结构Steel structure	宽78m，长260m width 78m，length 260m
6	研发试验楼 R&D lab Building	14400	2952	6	24	钢筋混凝土框架结构Reinforced concrete Structure	6层楼 6 storey
7	门卫 Security Room	696	696	1	3.6	砖混结构Masonry structure	分为8处 8 places
8	消防泵房、变电所Fire control pump room and Substation	320	320	1	3.6	砖混结构Masonry structure	在2号厂房内In Plant 2
	合计 total	104180

附件四：项目建设计划

Attachment 4 Project construction plan

建设项目Construction project	鑫达规划Xinda’s Plan	晟通规划Shengtong’s Plan	在建工程现状 Current situation of construction in process	设计变更方案Scheme of design change	竣工时间Time of completion
厂房 Plants	5栋钢结构，层高7.5米 5 buildings steel construction, 7.5 meters floor height	5栋钢结构，层高8.5米 5 buildings steel construction, 8.5 meters floor height	基础完成60%，钢结构未施工 60% base has been completed, and steel construction has not been constructed	变更为7.5米层高，工艺布线按实际需求变更 Change to 7.5 meters floor height, process wiring changes according to actual needs	2011年11月 November 2011
办公楼 Office building	研发检测楼，6层，建筑面积14400平方米 R&D detection building, 6 floors, area of structure is 14.4 thousand square meters	综合办公楼，5层，建筑面积12546平方米 Comprehensive office building, 5 floors, area of structure is 12546 square meters.	基础完成，框架建设至4层 Base has been completed; frame construction has been completed to the fourth floor.	工程鉴定后，增加一层，网络、监控、通讯按实际需求变更 After project’s identification, adding one floor and internet, monitoring, and communication change according to actual needs.	2011年10月 October, 2011
门卫Security Room	8处门卫房，砖混 8 security rooms, masonry structure	8处门卫房，砖混 security rooms, masonry structure	完成4栋 4 building has been completed	不变更 No change	2011年9月 September, 2011
消防泵房 Fire control pump room	一处，600立方米 One place, 600 cubic meters	一处，750立方米 One place, 750 cubic meters	完成90% 90% has been completed	不变更 No change	2011年7月 July, 2011
变电所 Substation			完成基础 Base has been completed	不变更 No change	2011年10月 October, 2011
围墙 Fence			完成40% 40% has been completed	不变更 No change	2011年8月 August, 2011
厂区道路 Plant road			未施工 No construction	不变更 No change	2012年9月 September, 2012
厂区综合管网 Plant comprehensive pipe network			未施工 No construction	不变更 No change	2012年8月 August, 2012

附件五: 项目建设预算

Attachment 5  The project construction budget

投 资 估 算 表 Project construction investment budget form
					单位: 万元 Unite: RMB 10 thousand
序号 No.	费用名称 Expense	建筑 工程费 Construction Project Expense	安装 工程费 Installation Project Expense	其它 费用 Other Expenses	合计 Total	备注 Notes
						数量 Quantity	单位 Unite
一	工程费用 Construction Expense	24301.87	770.00	0.00	25071.87
（一）	建筑工程 Construction Project	24209.87	0.00	0.00	24209.87	104180
1	生产车间 Production plant	15977.52			15977.52	88764	m2
2	综合办公楼 Comprehensive office Building	3600.00			3600.00	14400	m2
3	消防泵房变电所 Fire Control Room Substation	32.00			32.00	320	m2
4	门卫室 Security Room	83.52			83.52	696	m2
5	围墙 Fence	93.55			93.55	1871	延长米 Extend meters
6	道路广场 Roads and Square	2645.37			2645.37	75582	m2
7	绿化 Landscaping	377.91			377.91	37791	m2
8	研发检测楼装修 R&D and Detection Building Decoration	1400.00			1400.00
（二）	配套及辅助设施 Supporting and Auxiliary Facilities	92.00	770.00	0.00	862.00
1	电力设施 Electrical Facilities		450.00		450.00
2	供水设施 Water Supply Facilities		90.00		90.00
3	采暖设施 Heating Facilities		180.00		180.00
4	污水处理设施 Sewage Treatment Facilities		50.00		50.00
5	消防水池 Fire Pool	92.00			92.00	1150	立方米 cubic meters
二	其它费用 Other Expenses			10746.33	10746.33
1	设计前期费 Design Prophase Fee			119.90	119.90
2	勘察设计费 Survey and Design Expenses			1077.57	1077.57
3	工程监理费 Project Supervision Fee			684.44	684.44
4	招投标费 Tendering and biding			70.05	70.05
5	建设单位管理费 Construction unit Management fee			943.00	943.00
6	施工图设计审查费 Construction Documents Design Review Fee			62.30	62.30
7	竣工图编制费 Construction Drawing Design Review Fee			89.00	89.00
8	新型墙体材料专项费 New Kind of Wall Material Special Expenses			67.37	67.37	104180
9	消防建设费 Fire Construction Fee			48.12	48.12	104180
10	征地费 Land Acquisition Costs			7584.58	7584.58	198913.7	m2
	一～二项合计 Total Amount of ItemⅠ and ItemⅡ	22543.25	770.00	10746.33	35818.20
三	基本预备费 Basic Reserve Funds			5000.00	5000.00
四	建设期贷款利息 The Loan Interest in Construction Period			1641.90	1641.90
五	建设投资合计 Total Amount of Construction Investment	22543.25	770.00	19211.33	42460.10

附件六: 验收标准
Attachment 6 Acceptance standard
 甲方设计的施工图纸

The construction drawing designed by Party A

 国家相关建筑质量验收规范

The related state code for construction quality acceptance of building

 消防验收规范

The code for acceptance of building fire protection

附件七: 前期建设手续明细

Attachment 7   List of Pre-project Construction Procedure

前期建设手续费明细表 The list of pre-project construction procedure
序号、No.	交付项目 delivery of projects	交费金额 amount
1
2
3
4
合计 total